Exhibit 107
Calculation of Filing Fee Tables
Form
S-3
(Form Type)
MicroStrategy Incorporated
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	8.00% Series A Perpetual Strike Preferred Stock, $0.001 par value per share	Rule 457(a)	7,300,000 shares	$80.00	$584,000,000	0.0001531	$89,410.40

Fees to Be Paid	Equity	Class A Common Stock, $0.001 par value per share	Rule 457(i)	(1)	—	—	— (2)	— (2)

						Total Offering Amounts:		$584,000,000

						Net Fee Due:		$89,410.40 (3)

(1)
Includes 730,000 shares of Class A Common Stock issuable upon conversion of 7,300,000 shares of 8.00% Series A Perpetual Strike Preferred Stock (the “Perpetual Strike Preferred Stock”) at the initial conversion rate of 0.1000 shares of Class A Common Stock per share of Perpetual Strike Preferred Stock, as described in the prospectus supplement relating to the registration statement to which this exhibit is attached. Pursuant to Rule 416, the number of shares of Class A Common Stock whose offer and sale are registered hereby includes an indeterminate number of shares of Class A Common Stock that may be issued in connection with stock splits, stock dividends, or similar transactions.

(2)
Under Rule 457(i), there is no additional filing fee payable with respect to the shares of Class A Common Stock issuable upon conversion of the Perpetual Strike Preferred Stock because no additional consideration will be received in connection with the exercise of the conversion privilege.

(3)
The fee payable in connection with the offering relating to this exhibit has been calculated pursuant to Rule 457(r) under the Securities Act and paid in accordance with Rule 456(b) under the Securities Act.

The prospectus supplement to which this exhibit is attached is a final prospectus supplement for the related offering of Perpetual Strike Preferred Stock. The maximum aggregate offering price of that offering is $584,000,000.